EXHIBIT 10.1


	U.S. Resident
	(performance based vesting)
	(Expiring in 10 years)



		THIS CINEPLEX ODEON PERFORMANCE-BASED OPTION AGREEMENT made as of the 16th day of April, 1996.


B E T W E E N:


			CINEPLEX ODEON CORPORATION, a company continued by Articles
of Amalgamation under the laws of the Province of Ontario,

			(hereinafter called the "Company")

	OF THE FIRST PART

			AND





			(hereinafter called the "Employee")

	OF THE SECOND PART





		WHEREAS the Employee is an employee of the Company, or an affiliate thereof;


		AND WHEREAS the Company has determined that it is in the best interests of the Company to grant to the Employee an option to purchase common shares of the Company as a performance incentive upon the terms and conditions contained herein;


		NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein, the parties hereto agree as follows:


1.		THE SHARES

		As used herein the term "share" or "shares" shall mean one or more common shares of the Company.


2.		PURCHASE OPTION

		The Company hereby grants to the Employee, subject to the terms and conditions hereinafter set forth and the provisions of the Company's
Stock Option Plan, as amended from time to time (the "Plan"), an irrevocable option to purchase up to *** shares (hereinafter collectively called the "Optioned Shares") at the purchase price of $1.868 Canadian per share.


3.		DURATION OF OPTION

		Subject to the provisions hereof including, without limitation, the provisions of Section 4 hereof:

		(i)	  the Employee shall have the right to exercise the option
hereby granted with respect to all or any part of the Optioned
Shares at any time or from time to time on or after the Initial
Vesting Date (as defined below) and prior to the close of business on the first business day following the tenth (10th) anniversary of the date hereof (such time on such date being hereinafter called the "Expiry Date"); and

		(ii)	  at the Expiry Date, the option hereby granted shall
forthwith expire and terminate and be of no further force or effect whatsoever as to such of the Optioned Shares in respect of which the option hereby granted has not then been properly exercised.

	For the purposes hereof:

		(iii) "Vesting Date" means the date on which the Company first announces its fiscal year end consolidated financial results for its then most recently completed financial year;

		(iv)	  "Initial Vesting Date" means the first Vesting Date
following the date hereof;  and

		(v)	  "Financial Year" means each of the 1996 to 2000,
inclusive, financial years of the Company.


4.		PURCHASE PER YEAR, VESTING

	(a) 	Subject to the provisions hereof, no Optioned Shares shall be purchasable prior to the Initial Vesting Date and the number of Optioned Shares which may be purchased hereunder during:

		(i)	  any particular period (A) commencing on the Initial
Vesting Date or commencing on the second, third and fourth
Vesting Dates following the date hereof, and (B) ending on the second, third, fourth and fifth Vesting Dates following the date hereof, respectively; and

		(ii)	  the period commencing on the fifth Vesting Date following
the date hereof and ending on the Expiry Date,

		(in each case, an "Option Period") shall, subject to the provisions of this Section 4, be twenty per cent (20%) of the Optioned Shares (a "Target Award"); provided, however, that the option hereby granted shall not be exercisable with respect to fractional shares.

		For purposes of clarity, the number of Optioned Shares which may, subject to the provisions hereof, be purchased hereunder during each Option Period shall be as follows:




									                                    Number of Optioned
									                                    Shares in respect
									                                    of which the option
									                                    hereby granted is
		Option Period					                         exercisable

		Initial Vesting Date to Second
			       Vesting Date and thereafter
		Second Vesting Date to Third
			      Vesting Date and thereafter
		Third Vesting Date to Fourth
			     Vesting Date and thereafter
		Fourth Vesting Date to Fifth
			      Vesting Date and thereafter
		Fifth Vesting Date to Expiry Date


								TOTAL



		If the Employee shall, during any Option Period, not exercise his right to purchase all of the Option Shares purchasable by him during such Option Period then, subject to the provisions hereof, the Employee shall have the right, at any time or from time to time thereafter but prior to the Expiry Date, to purchase such number of Optioned Shares which were purchasable but not purchased by him.

	(b)	(i)	  For purposes of this Agreement, the board of directors of
the Company (the "Board of Directors") has prescribed an
operating performance objective measured by "Consolidated
EBITDA", as such term is defined in Schedule "A" attached hereto
(a "Performance Target") for the Company in respect of each of the 1996 to 2000, inclusive, Financial Years, being the
following:


		Financial Year				Performance Target
								           (in thousands of
						 	  		        U.S. dollars)

		1996             (confidential treatment requested)
		1997							      (confidential treatment requested)
		1998							      (confidential treatment requested)
		1999							      (confidential treatment requested)
		2000							      (confidential treatment requested)

		(ii)	  Performance Targets are based on the current business and
assets of the Company and its subsidiaries. Accordingly, it is the intent of the Company and those employees of the Company who are being granted performance-based options that Performance
Targets be subject to adjustment to deal with material unforeseen future events which may occur during any one or more of the
Financial Years in respect of which Performance Targets have been established.  For instance, if the Company hereafter invests material sums of money to carry on a business (or to carry on its business in a manner not currently contemplated) which was not contemplated in the business plans which formed the basis upon which the Performance Targets were established or if the Company completes a material asset disposition or acquisition which is not in the ordinary course of its business or if a
recapitalization is effected in connection with any significant treasury offering of the Company's securities or if the Company changes its fiscal year end, said parties intend that the
Performance Targets may be adjusted accordingly.  It is
acknowledged that any or all of such adjustments may be made before or after the event which precipitates such adjustment.
Performance Targets shall be adjusted if agreed to by the
Company's Compensation Committee, on the one hand, and its Chief
Executive Officer and Chief Financial Officer, on the other.  The
Employee acknowledges that, in such circumstances, the Company's
Chief Executive Officer and Chief Financial Officer are
authorized on his behalf to agree to an adjustment of Performance
Targets and the Employee acknowledges that he will be bound by any such agreement.  The Employee agrees to indemnify and save harmless the Company's Chief Executive Officer and Chief
Financial Officer and their respective heirs and legal
representatives against any and all liabilities, costs, charges and expenses incurred in respect of the making of such agreement if, in making such agreement, they acted honestly and in good faith with a view to the best interests of all employees to whom performance-based options have been granted.

	(c)	In the event that the Company's Consolidated EBITDA for a
Financial Year as reflected in the consolidated audited annual financial statements of the Company (the "Annual Financial
Statements") for such year is equal to or greater than the Performance Target for such Financial Year:

		(i)	  the option hereby granted shall be exercisable for the
full amount of the Target Award in respect of such Financial
Year;  and

		(ii)	  the amount by which the Company's Consolidated EBITDA
exceeds the Performance Target for such Financial Year shall be referred to herein as "Excess Consolidated EBITDA" and shall, for purposes of this agreement, be dealt with in the manner set out in Subsection 4(e) hereof.

	(d)	(i)	  In the event that the Company's Consolidated EBITDA for a
Financial Year as reflected in the Annual Financial Statements for such year is less than the Performance Target for such
Financial Year, then, subject to the provisions of Subsection
4(e) hereof, the option hereby granted in respect of such
Financial Year shall not be exercisable in whole or in part.

		(ii)	  Notwithstanding the provisions of Paragraph 4(d)(i)
hereof, if in any Financial Year the Company's Consolidated
EBITDA is less than the Performance Target for such Financial
Year but the shortfall is immaterial, the Company's Board of Directors may nevertheless allow all employees to whom performance-based options have been granted to exercise the option hereby granted for all or a portion of the Target Award in respect of such Financial Year, it being the intention of the Company to treat the said employees fairly (it being acknowledged, however, that the power granted to the Company contained in this Paragraph 4(d)(ii) is wholly discretionary on the part of the Company). It is hereby acknowledged, however, that notwithstanding a decision to allow employees to exercise all or a portion of the Target Award in respect of such Financial
Year as aforesaid, the Performance Target for such Financial Year shall, for the purposes of Subsection 4(e) hereof, not be deemed to have been adjusted and shall remain the same as it was notwithstanding a decision made pursuant to this Subsection
4(d)(ii).

	(e)	Whenever there shall be Excess Consolidated EBITDA, it shall be carried back to the earliest Financial Year prior to the Financial Year in question (a "Prior Financial Year") in respect of which the Company's Consolidated EBITDA (plus any Excess
Consolidated EBITDA previously carried back ("Prior Carry Backs") pursuant to this Subsection 4(e) was less than the Performance
Target for such Financial Year and, thereafter, in the same manner, to the next earliest Prior Financial Year and so on. The
Company's Consolidated EBITDA in respect of such Prior Financial
Year together with any Prior Carry Backs and together with any Excess Consolidated EBITDA added thereto as aforesaid shall be referred to as "Deemed Consolidated EBITDA". Upon Deemed
Consolidated EBITDA in respect of any Prior Financial Year equalling the Performance Target for such Financial Year, the option hereby granted in respect of such Financial Year shall be exercisable for the full amount of the Target Award in respect of such Financial Year. Notwithstanding the immediately preceding sentence, where a decision was made in respect of such Financial
Year pursuant to Subsection 4(d)(ii) hereof, then upon Deemed
Consolidated EBITDA in respect of such Financial Year equalling the Performance Target for such Financial Year, the option hereby granted in respect of such Financial Year shall be exercisable only in respect of the difference between the full amount of the Target Award for such Financial Year and the portion thereof which was already the subject matter of the decision made pursuant to Subsection 4(d)(ii).

		To the extent Excess Consolidated EBITDA is not utilized in respect of Prior Financial Years as aforesaid, it shall be available for carry forward to future Financial Years in the same manner, mutatis mutandis, as provided for in this Subsection
4(e).


5.		IN THE EVENT OF DEATH

		In the event of the death of the Employee on or prior to the Expiry Date while in the employment of the Company or an affiliate thereof, the legal personal representatives, heirs or legatees of the Employee shall be entitled to exercise from time to time, up to and including the date six
(6) months following the date of the announcement of the Company's consolidated financial results for the Financial Year in which the death in question occurred, the option hereby granted with respect to any or all of the Optioned Shares to the extent purchasable as at the date of death of the Employee and in respect of the Financial Year in which the death in question occurred, to the extent the Employee's option hereunder has not been previously exercised. Thereafter, all options hereby granted will, to the extent unexercised, immediately terminate and be of no further force or effect.


6.		RESIGNATION OR DISCHARGE

	(a)	In the event of the termination of the Employee as an employee of the Company or an affiliate thereof prior to the Expiry Date, whether as a result of resignation or discharge, the Employee shall continue to have the right to purchase any Optioned Shares then purchasable in accordance with the provisions of Section 4 hereof, but not previously purchased by him, at any time up to and including, but not after, the earlier of: (i) the Expiry
Date, or (ii) the date which is sixty (60) days following the date on which the Employee's employment shall terminate (the
"Termination Date"). For greater certainty, subject to Subsection 6(b), this Agreement shall be void and of no further force and effect with respect to any Optioned Shares not purchasable as at the Termination Date.

	(b)	Notwithstanding the provisions of Subsection 6(a) and as a
separate and additional right of the Employee hereunder, where the employment of the Employee as an employee of the Company or an affiliate thereof is terminated by the Company or such affiliate prior to the Expiry Date without cause, the Employee shall also have the right to purchase additional Optioned Shares in respect of the Financial Year in which his employment is terminated if the Performance Target in respect of such Financial
Year is met or a decision is made in respect of such Financial
Year pursuant to Subsection 4(d)(ii). In that event, the Employee in question shall, in respect of this additional right, be entitled to purchase the number of Optioned Shares which he would have been entitled to purchase if he was then still employed times a fraction, the numerator of which is the number of full months in the Financial Year in question during which he was so employed, and the denominator of which is 12. The Employee shall, in respect of this additional right, continue to have the right to purchase the Optioned Shares referred to in this Subsection 6(b) at any time up to and including, but not after, the earlier of: (i) the Expiry Date, or the date which is sixty
(60) days following the Vesting Date following the Financial Year in question.


7.		THIRD PARTY OFFER

		Pursuant to Section 6.06 of the Plan, the Company may, in the manner provided for therein, require the acceleration of the time for the exercise of the option hereby granted and of the time for the fulfillment of any conditions or restrictions on such exercise. It is hereby acknowledged and agreed that if the Company so opts in accordance with
Section 6.06 of the Plan, the Employee shall be entitled to exercise, for a minimum of thirty (30) days following the Company so opting or such longer period as is specified by the Company in such circumstances, the option hereby granted with respect to: (i) any or all of the Optioned Shares to the extent then purchasable in accordance with the provisions of Section 4 hereof, but not previously purchased by him, and (ii) in respect of the Financial Year which then has not yet been completed and any subsequent Financial Years, seventy-five per cent (75%) of the Optioned Shares which would be purchasable by him if the Performance Targets for such Financial Years were met (ignoring the provisions of Subsection 4(e) hereof). For purposes of clarity, in such latter circumstances the option hereby granted shall then be immediately exercisable without waiting until the end of such Financial Years and without waiting to determine whether Performance
Targets have been met.


8.		EXERCISE OF OPTION

	(a)	Subject to the provisions hereof, the option hereby granted shall be exercisable, at any time or from time to time as aforesaid, by the Employee, his legal personal representatives, heirs or legatees delivering a notice in writing addressed to the Director, Corporate Services, of the Company at its principal office in the City of Toronto, Ontario, or at such address in Toronto addressed to such person as the Company may in writing direct, which notice shall specify therein the number of Optioned
Shares in respect of which this option is being exercised and shall be accompanied by payment, by cash or certified cheque, in full of the purchase price for the number of Optioned Shares specified therein. Upon any such exercise of the option hereby granted as aforesaid, the Company shall forthwith cause the transfer agent and registrar of the Company to deliver to the Employee, his legal personal representatives, heirs or legatees or as he or they may otherwise direct in the notice of exercise of option, within ten (10) days following receipt by the Company of any such notice and full payment as aforesaid, a share certificate or certificates in the name of the Employee or his legal personal representatives, heirs or legatees, or as he or they may have otherwise directed, representing in the aggregate such number of Optioned Shares as shall have been specified in such notice and paid for.

	(b)	The Employee represents and agrees that if the Employee exercises this option in whole or in part at a time when there is not in effect under the Securities Act of 1933 a registration statement relating to the shares issuable upon exercise hereof and there is not available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the said Act, (i) the Employee will acquire the shares upon such exercise for the purpose of investment and not with a view to the distribution thereof, (ii) that upon each such exercise of this option, the Employee will furnish to the Company an investment letter in form and substance satisfactory to the Company, (iii) prior to selling or offering for sale any such shares, the Employee will furnish the Company with an opinion of counsel satisfactory to the Company to the effect that such sale may lawfully be made and will furnish it with such certificates as to factual matters as it may reasonably request, and (iv) that certificates representing such shares may be marked with an appropriate legend describing such conditions precedent to sale or transfer. Any person or persons entitled to exercise such option under the provision of Paragraph 5 hereof shall furnish to the Company letters, opinions, and certificates to the same effect as would otherwise be required of the Employee.


9.		NO OBLIGATION

		Nothing herein contained or contemplated hereunder shall obligate the Employee to purchase and/or pay for any Optioned Shares, except those Optioned Shares in respect of which the Employee shall have properly exercised his option to purchase hereunder in the manner hereinbefore provided.


10.       SUBDIVISION, CONSOLIDATION OR AMALGAMATION

	(a)	In the event of any subdivision, redivision, or other alteration of the share capital of the Company at any time during the term of the option granted hereby, which change results in a greater number of shares, the Company shall deliver, at the time of any subsequent exercise of the option hereby granted, such additional number of shares as would have resulted from such subdivision, redivision, or change if the particular exercise of the option hereby granted had been made prior to the date of such subdivision, redivision, or change.

	(b)	In the event of any consolidation or other alteration of the share capital of the Company at any time during the term of the option granted hereby, which change results in a lesser number of shares, the number of shares deliverable by the Company on any subsequent exercise of the option hereby granted shall be reduced to such number of shares as would have resulted from such consolidation or change if the particular exercise of the option hereby granted had been made prior to the date of such consolidation or change.

	(c)	In the event of any amalgamation of the Company with another corporation, the Employee shall, after such amalgamation, be entitled to receive, upon any exercise of the option hereby granted after the amalgamation, in lieu of shares of the Company, the number and class of shares or other securities of the corporation continuing from such amalgamation to which he would have been entitled pursuant to the agreement of amalgamation (or other applicable documentation, however designated) if, at the effective date of the amalgamation, the Employee had been the holder of record of a number of shares of the Company equal to the number of shares in respect of which such option was then being exercised.

	(d)	In the event that the foregoing provisions of this Section 10 become applicable, the purchase price per Optioned Share shall be proportionately adjusted.


11.		SHAREHOLDER'S RIGHTS

		The Employee shall have no rights whatsoever as a shareholder in respect of any Optioned Shares (including, but without limitation, any voting rights or any right to receive dividends or other distributions therefrom or thereon), other than in respect of Optioned Shares which the Employee shall have exercised his option to purchase and which the Employee shall have actually taken up and paid for.


12.		TIME OF THE ESSENCE

		Time shall be of the essence of this Agreement and of every part hereof.


13.		NOTICES

		Any notice, request, payment, or other communication required or permitted to be given hereunder by either the Company or the Employee to the other of them, shall be in writing and shall be given, made, or communicated by personally delivering the same, or by registered or certified mail, first-class postage fees prepaid, return receipt requested, addressed as follows:


	(a)  to the Company at:		1303 Yonge Street
	                    					Toronto, Ontario
						                    M4T 2Y9

					                    	Attention: Director, Corporate
           							                   Services Department


	(b)  to the Employee at:




or at such other address as either party hereto may designate from time to time by giving notice to the other to that effect as herein provided. Any notice, request, payment, or other communication shall be deemed to have been given, made, or communicated, as the case may be, at the time that the same is personally delivered, or, if delivered by certified or registered mail as aforesaid, on the third (3rd) business day (excluding Saturdays, Sundays, statutory holidays, and periods during which strikes or other occurrences interfere with normal mail service) next following the date when the same is so mailed.


14.		NO WAIVER

		The waiver by either of the parties of a breach or default of any provision of this Agreement by the other of them shall not be deemed to constitute a waiver of any preceding or subsequent breach or default of the same or any other provision of this Agreement.


15.		ENTIRE AGREEMENT

		Subject to the provisions of any written employment contracts, this Agreement contains the entire understanding of the parties hereto with respect to the matters herein contained. There are no representations, warranties, promises, covenants, or undertakings, other than those expressly stated herein.


16.		NO MODIFICATION

		No waiver or modification of any of the terms of this Agreement shall be valid unless the same is reduced to writing and signed by the parties hereto.


17.		HEADINGS

		The headings contained in this Agreement are for convenience of reference only and do not form any part hereof and in no manner modify, interpret, or construe the Agreement between the parties hereto.


18.		BINDING UPON SUCCESSORS:
	   	NON-ASSIGNABILITY BY EMPLOYEE

		This Agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Employee and his legal personal representatives. Subject to the terms hereof, this option shall be non-transferable and non-assignable by the Employee other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Employee only by the Employee or by the Employee's guardian or legal representative. After the death of the Employee, this option may be exercised prior to its termination by the Employee's legal representative, heir or legatee, to the extent permitted in the Plan or this Agreement. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, the option granted hereby and the rights and privileges conferred hereby shall immediately become null and void. Until written notice of any permitted transfer or assignment of rights in respect of the option granted hereby shall have been given to and received by the Director, Corporate Services, of the Company, the Company may, for all purposes, regard the Employee as the holder of the option granted hereby.


19.		CONSTRUCTION

		This Agreement shall be governed, construed and enforced exclusively in accordance with the laws of the Province of Ontario and the parties hereto hereby irrevocably attorn to the jurisdiction of the Courts of the said province.


		IN WITNESS WHEREOF the parties hereto have executed this Agreement, this ____ day of ___________________, 1996.



SIGNED, SEALED AND DELIVERED   )    CINEPLEX ODEON CORPORATION
						)
						)	per:
						)	____________________________C/S
						)	Title:
						)
						)	____________________________
						)	Title:
						)
						)
__________________________   	)	___________________________ L/S
(Witness)                    	)
						)
						)
						)
						)

	SCHEDULE "A"

		For all purposes of this Agreement, Consolidated EBITDA will be determined based upon the data in the audited consolidated financial statements of the Company and its subsidiaries, and the determination thereof at any relevant time will be based upon the data in the audited consolidated financial statements of the Company and its subsidiaries as at the end of the Company's most recently completed Financial Year. The calculation of all such amounts based on such audited consolidated financial statements will be final and binding on the Company and on the Employee.

		"EBITDA" in respect of any Financial Year of the Company means the reported Net Income/(Loss) of the Company and its subsidiaries plus, to the extent deducted in determining such Net Income/(Loss), interest expense (net of interest income), income taxes, depreciation and amortization, other income (expenses) and gains or losses from discontinued operations as reported in the audited consolidated financial statements of the Company for that Financial Year.